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                                                                    Exhibit 10.4


                       Code of Business Conduct and Ethics
                       -----------------------------------

         Allergy Research Group, Inc. ("ARG") strives to achieve the highest business and personal ethical standards as well as compliance with the laws and regulations that apply to our business. Accordingly, the Company will conduct its business honestly and ethically wherever we operate in the world. We will constantly improve the quality of our services, products and operations and will maintain a reputation for honesty, fairness, respect, responsibility, integrity, trust and sound business judgment. Adherence to this Code will help to ensure decisions that reflect these standards. No illegal or unethical conduct on the part of officers, managers, employees or affiliates is in the company's best interest. ARG will not compromise its principles for short-term advantage. The ethical performance of this company is the sum of the ethics of the men and women who work here. Thus, we are all expected to adhere to high standards of personal integrity.

         This Code cannot and is not intended to cover every applicable law or provide answers to all questions that might arise; for that we must rely on each person's good sense of what is right, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct. Officers, managers and employees should also refer to the confidential and proprietary policies contained in the ARG Employee Handbook.

         It is the obligation of each and every officer, manager and employee of ARG to become familiar with the goals and policies of the Company and to integrate them into every aspect of our business.

Conflicts of Interest
---------------------

         Officers, managers, and employees of the Company have a duty of loyalty to the Company and, therefore, must never permit their personal interests to conflict, or even appear to conflict, with the interests of the company, its clients or affiliates. Officers, managers and employees must be particularly careful to avoid representing ARG in any transaction with others with whom there is any outside business affiliation or relationship. If such a situation arises, officers, managers and employees must immediately report the circumstances to their immediate supervisor, officer or director of the Company. Officers, managers, and employees shall avoid using their Company contacts to advance their private business or personal interests at the expense of the Company, its clients or affiliates.

Use of Insider Information
--------------------------

         It is the Company's goal to protect its shareholders' investments through strict enforcement of the prohibition against insider trading set forth in the federal securities laws and regulations. Any misuse of material inside information in connection with trading in the Company's securities can expose an individual to civil liability and penalties under the Securities Exchange Act. Under this Act, managers, officers, and employees in possession of material information not available to the public are "insiders." Spouses, friends, suppliers, brokers, and others outside the Company who may have acquired such

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information directly or indirectly from an officer, manager or employee are also
"insiders." No insider may buy or sell securities of ARG at a time when in possession of "material non-public information." Such information includes information that is regarded as "material" by the Company, or is important enough to influence you or any other person in the purchase or sale of securities of the Company or any company with which we do business, which could be affected by the inside information.

         Officers, managers and employees must not purchase or sell the Company's securities if they have knowledge of material information concerning the Company until such information has been disclosed to the public and the public has had sufficient time to absorb the information. In addition, no material information may be disclosed to anyone except those within the Company whose positions require their use of that information until the information has been publicly released by the Company.

         These prohibitions extend to the purchase and sale of securities of any other corporation, the value of which is likely to be affected by an action of the Company of which the employee is aware and which has not been publicly disclosed.

Gifts, Bribes and Kickbacks
---------------------------

         Other than for modest gifts given or received in the normal course of business (including travel or entertainment), no officer, manager or employee may give gifts to, or receive gifts from, the Company's clients and vendors. Other gifts may be given or accepted only with prior approval of the officer, manager or employee's supervisor or senior management. In no event should you put the Company or yourself in a position that would be embarrassing if the gift was made public.

         Dealing with government employees is often different than dealing with private persons. Many governmental bodies strictly prohibit the receipt of any gratuities by their employees, including meals and entertainment. Officers, managers and employees must be aware of and strictly follow these prohibitions.

         Any officer, manager or employee who pays or receives bribes or kickbacks will be immediately terminated. A kickback or bribe includes any item intended to improperly obtain favorable treatment.

Foreign Corrupt Practices Act (FCPA)
------------------------------------

         U.S. law generally prohibits the Company from making or offering to make a payment, promise or granting another benefit, directly or indirectly, to a "foreign official," foreign candidate for political office or foreign political party for the purpose of improperly causing the foreign official or foreign political party to act or cause an act for the benefit of the Company or a subsidiary. "Foreign official" may include employees of state-owned foreign companies as well as governmental officials.

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Confidentiality
---------------

         Officers, managers and employees of ARG will often come into contact with, or have possession of, proprietary, confidential or business-sensitive information. Such information must not be disclosed to others, except when such disclosure is authorized by the Company or legally mandated. This information, whether it belongs to the Company or any of our clients or affiliates, includes strategic business plans, operating results, marketing strategies, customer lists, personnel records, upcoming acquisitions and divestitures, new investments, or manufacturing costs, processes and methods. Proprietary, confidential and sensitive business information about our Company, other companies, individuals and entities must be treated with sensitivity and discretion and only be disseminated on a need-to-know basis.

         Officers, managers and employees will refrain from gathering competitor intelligence by improper means and refrain from acting on knowledge that has been gathered in such a manner. The officers, managers and employees of ARG will seek to avoid exaggerating or disparaging comparisons of the services and competence of our competitors.

Disclosure
----------

         ARG is a reporting company under the Securities Act of 1924 and, as such, has certain disclosure obligations to which it must adhere. Officers, managers and employees will seek to report all information accurately and honestly, and as otherwise required by applicable reporting requirements.

         It is the policy of ARG to fully and fairly disclose the financial condition of the Company in compliance with applicable accounting principles, laws, rules and regulations. All books and records of the Company shall be kept in such a way as to fully and fairly reflect all Company transactions.

Equal Employment Opportunity
----------------------------

         ARG's people are a key source to our competitive edge. The Company strongly supports and recognizes its responsibility to provide equal employment opportunities to all qualified individuals. Officers, managers and employees will obey all applicable Equal Employment Opportunity laws and act with respect and responsibility towards others in all of their dealings.

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Duty to Report and Consequences
-------------------------------

         Every officer, manager and employee has a duty to adhere to this Code and all existing Company policies, and to promptly disclose any unethical, dishonest, fraudulent and illegal behavior, or any violation of Company policies and procedures, directly to management. The Company will investigate any matter so reported and may take appropriate disciplinary and corrective action, up to and including termination. The degree of discipline imposed may be influenced by the existence of voluntary disclosure of any ethical violation whether or not the violator cooperated in any subsequent investigation. The Company forbids retaliation against any officer, manager or employee who has reported violations of this Code in good faith.

         If you have any questions regarding any of the goals or standards discussed, or policies referenced, in this Code, or have any doubt about whether your conduct or that of another meets the Company's ethical standards or compromises the Company's reputation, please refer to the Employee Handbook or discuss the matter with your immediate supervisor, an officer or a director of the Company.



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